Exhibit 10.2
TRUE RELIGION APPAREL, INC.

April 17, 2013

Peter F. Collins

Re: Amendment No. 1 to Employment Agreement

Dear Mr. Collins:

Reference is made to that certain Employment Agreement, dated August 16, 2010, by and between Peter F. Collins (“you”) and True Religion Apparel, Inc. (the “Company”) (the “Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreement.

The Company and you hereby agree to amend the agreement to delete the last sentence in Section 3 of the Agreement in its entirety and replace it with the following:

If (x) TRA elects not to so extend the term of this Agreement by notifying Executive, in writing, of such election as aforesaid and (y) Executive’s employment by TRA is terminated during the 90-day period following the expiration of the Employment Period  by Executive (with or without Good Reason) or by TRA without Cause, then Executive shall be entitled to receive, subject to Section 9(a)(vi), the severance compensation and other benefits set forth in Section 9(a)(i)-(v) as if such termination were made by TRA without Cause.  For purposes of the preceding sentence, the Date of Termination shall be the effective date of the termination of Executive’s employment by TRA as noticed in writing by TRA or Executive during the 90-day period following the expiration of the Employment Period.  If Executive’s employment continues beyond such 90-day period, Executive shall not be entitled to any severance compensation or benefits on the subsequent termination of Executive’s employment under this Agreement.

All other terms and conditions of the Agreement shall remain in full force and effect. Therefore, following execution of this letter agreement, you shall maintain your title and authority as Chief Financial Officer of the Company and you and the Company shall be expected to continue fulfilling all of your and our respective duties and responsibilities in accordance with the Agreement. You represent and warrant to the Company that you have had an opportunity to review this letter agreement with independent legal counsel, and have executed this letter agreement based upon your own judgment.

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IN WITNESS WHEREOF, the undersigned have executed this letter agreement as of the date first written above.

True Religion Apparel, Inc.

By: /s/ Seth R. Johnson
Name: Seth R. Johnson
Title: Lead Director

ACCEPTED AND AGREED TO:

/s/ Peter F. Collins
Peter F. Collins